STOCK PURCHASE AGREEMENT



                  NICHOLS RESEARCH CORPORATION

                               AND

               ARTIS G. ISAAC, SOLE SHAREHOLDER OF

                  MNEMONIC SYSTEMS INCORPORATED





                     Dated:  April 15, 1998

                            I N D E X


     SECTION 1 - Purchase and Sale......................................... 1
     1.1  Purchase of Stock................................................ 1
     1.2  Purchase Price................................................... 1
     1.3  Closing; Closing Date............................................ 1
     1.4  Deliveries and Proceedings at the Closing........................ 2
          1.4.1     Deliveries by Seller................................... 2
          1.4.2     Deliveries by Nichols.................................. 2
          1.4.3     Other Deliveries....................................... 2
     1.5  Payment of Certain Taxes......................................... 2
     1.6  Adjustment of Purchase Price..................................... 2
          1.6.1     Closing Balance Sheet.................................. 2
          1.6.2     Earn-Out............................................... 3
          1.6.3     Rights Not Affected.................................... 4

     SECTION 2 - Representations and Warranties of Seller.................. 4
     2.1  Authorized and Outstanding Common Stock.......................... 4
     2.2  Organization and Standing........................................ 5
     2.3  No Violation..................................................... 5
     2.4  Financial Statements............................................. 6
     2.5  Liabilities...................................................... 6
     2.6  Accounts Receivable.............................................. 6
     2.7  Fixed Assets and Inventory....................................... 6
     2.8  Contracts........................................................ 7
     2.9  Corporate Actions................................................ 9
     2.10 Intellectual Property Rights..................................... 9
     2.11 Insurance Policies............................................... 9
     2.12 Backlog......................................................... 10
     2.13 Compensation.................................................... 10
     2.14 Employee Benefits............................................... 10
     2.15 Environmental Matters........................................... 11
     2.16 Labor and Employment Matters.................................... 13
     2.17 Title to Assets, Liens and Encumbrances......................... 15
     2.18 Customer Claims and Complaints.................................. 16
     2.19 Secrecy and Non-Competition Agreements.......................... 16
     2.20 Governmental Approvals.......................................... 16
     2.21 Orders, Decrees, Etc............................................ 16
     2.22 Compliance with the Law......................................... 17
     2.23 Actions  Not in Ordinary Course and No Material  Change......... 17
     2.24 Litigation...................................................... 19
     2.25 Taxes and Tax Returns........................................... 19
     2.26 Bank Accounts................................................... 21
     2.27 Disclosure...................................................... 21
     2.28 Proprietary Rights.............................................. 21
     2.29 Software and Information Systems................................ 22
     2.30 Material Commitments............................................ 23
     2.31 Estoppel Provisions............................................. 23
     2.32 Change in Shareholdings......................................... 24
     2.33 Transactions With Affiliates and Related Parties................ 24
     2.34 Brokers and Finders............................................. 24
     2.35 Year 2000 Compliance in Drugfire................................ 24
     2.36 Incurred Cost Submission........................................ 24

     SECTION 3 - Representations and Warranties of Nichols................ 25
     3.1  Organization and Standing....................................... 25
     3.2  Authorization................................................... 25
     3.3  No Violation.................................................... 25
     3.4  Brokers or Finders.............................................. 25
     3.5  Investment Intent............................................... 25
     3.6  Disclosure...................................................... 26
     3.7  Top Secret Clearance............................................ 26
     3.8  Disclosure Documents............................................ 26

     SECTION 4 - Examination of the Business.............................. 26

     SECTION 5 - Conditions to the Obligations of Nichols................. 26
     5.1  No Inaccuracies................................................. 27
     5.2  Compliance...................................................... 27
     5.3  Delivery of Documents........................................... 27
     5.4  Opinion of Counsel.............................................. 27
     5.5  Resignation..................................................... 27
     5.6  Consents........................................................ 27
     5.7  Employment Agreement............................................ 28
     5.8  Covenant Not to Compete and Consulting Agreement................ 28
     5.9  UCC Searches.................................................... 28
     5.10 No Adverse Change............................................... 28
     5.11 No Interference................................................. 28
     5.12 Form 8023-A..................................................... 28
     5.13 Loans to Employees.............................................. 29
     5.14 Automobile Lease................................................ 29
     5.15 Obligations of Mnemonic......................................... 29
     5.16 Amendment of Charter and Bylaws................................. 29
     5.17 Receipts and Releases........................................... 29
     5.18 Cooperation..................................................... 29

     SECTION  6  -  Conditions to the Obligations of  the  Seller......... 30
     6.1  No Inaccuracies................................................. 30
     6.2  Compliance...................................................... 30
     6.3  Delivery of Documents........................................... 30
     6.4  Opinion of Counsel.............................................. 30
     6.5  Employment Agreement............................................ 30
     6.6  Covenant Not to Compete and Consulting Agreement................ 31
     6.7  No Adverse Change............................................... 31
     6.8  No Interference................................................. 31
     6.9  Consents........................................................ 31
     6.10 Cooperation..................................................... 31

     SECTION  7  -  Certain Additional Covenants of  the  Parties......... 31
     7.1  Conduct of Business............................................. 31
     7.2  Preservation of Business and Goodwill........................... 32
     7.3  Notification of Proceedings..................................... 32
     7.4  Use of "Mnemonic" Name.......................................... 32
     7.5  Records......................................................... 32
     7.6  Further Assurances; Cooperation................................. 32
     7.7  Employee Benefit Plans.......................................... 32
          7.7.1     401(k) Plan........................................... 33
          7.7.2     Termination of Plans.................................. 33
          7.7.3     Other Benefits........................................ 33
          7.7.4     Employee Stock Options................................ 33
     7.8  Post-Closing Matters............................................ 33
          7.8.1     Board of Directors.................................... 33
          7.8.2     Officers.............................................. 33
          7.8.3     1997 Incurred Cost Submission......................... 33
          7.8.4     Short Period Tax Return............................... 33
     7.9  Guarantee of Mnemonic Debt...................................... 34

     SECTION 8 - Indemnification.......................................... 34
     8.1  Definition...................................................... 34
     8.2  Indemnification by Seller....................................... 34
     8.3  Indemnification by Nichols...................................... 35
     8.4  Procedure for Indemnification................................... 35
     8.5  Escrow.......................................................... 36
     8.6  Offsets......................................................... 36
     8.7  Limitations on Indemnity........................................ 36

     SECTION 9 - Survival of Representations and Warranties............... 36

     SECTION 10 - Access to Information and Confidentiality............... 37

     SECTION 11 - Press Releases.......................................... 37

     SECTION 12 - Further Assurances...................................... 38

     SECTION 13 - Successors and Assigns.................................. 38

     SECTION 14  - Notices................................................ 38

     SECTION 15 - Applicable Law; Dispute Resolution...................... 39

     SECTION 16 - Headings and Construction............................... 39

     SECTION 17 - Waivers and Amendments.................................. 40

     SECTION 18 - Third Party Rights...................................... 40

     SECTION 19 - Expenses................................................ 40

     SECTION 20 - Illegality.............................................. 40

     SECTION 21 - Entire Agreement........................................ 41

     SECTION 22 - Counterparts............................................ 41

                      INDEX OF SCHEDULES TO
                    STOCK PURCHASE AGREEMENT


     Schedule            Title
     ------------------------------------------------------------------------
     Schedule  2.1       Seller and Number  of  Shares  on Closing Date     4
     Schedule 2.4(a)     Financial Statements                               6
     Schedule 2.4(b)     Exceptions to Financial Statements                 6
     Schedule 2.5        Liabilities                                        6
     Schedule 2.6        Letters of Credit                                  6
     Schedule 2.7(a)     Assets  and  Inventory  Delivered   to Nichols     6
     Schedule 2.7(b)     Defective or Unsatisfactory Services or Products
                         Claims                                             7
     Schedule 2.8        Contracts Delivered to Nichols                     7
     Schedule 2.8(b)     Mnemonic's Standard Agreements                     7
     Schedule 2.8(c)     Contracts Not in the Ordinary Course  of Business  7
     Schedule 2.9(a)     Affiliates of Mnemonic                             9
     Schedule 2.9(b)     Directors and Officers of Mnemonic                 9
     Schedule 2.10       Intellectual Property Rights                       9
     Schedule 2.11       Insurance Policies and Claims                      9
     Schedule 2.13       Employee Compensation and Bonuses                  10
     Schedule 2.14(a)    Employee Benefit Plans                             10
     Schedule 2.14(b)    Plans Not In Compliance with ERISA                 10
     Schedule 2.15(d)    Management Activities Regarding Hazardous Substances12
     Schedule 2.15(e)    PCBs or Asbestos Insulation Present  at
                         Mnemonic Facilities                                12
     Schedule 2.15(f)    Hazardous  Substances   Generated   by Mnemonic    12
     Schedule 2.15(g)    Hazardous Substances Transported                   12
     Schedule 2.16(a)    Written and Oral Employee Contracts With Mnemonic  13
     Schedule 2.16(b)    Written and Unwritten Employee Policies
                         and Practices                                      14
     Schedule 2.16(c)    Noncompliance With Federal, State, Local
                         or Other Applicable Laws                           14
     Schedule 2.16(d)    Threatened   or   Pending   Employment Practices
                         Litigation                                         14
     Schedule 2.16(f)    Threatened or Pending Discrimination Litigation    14
     Schedule 2.17       Assets,  Liens and Encumbrances of  Mnemonic       15
     Schedule 2.18       Customer Claims and Complaints                     16
     Schedule 2.19       Secrecy and Non-Competition Agreements             16
     Schedule 2.20       Governmental Approvals                             16
     Schedule 2.21       Orders, Decrees, Etc.                              16
     Schedule 2.23       Actions Not in the Ordinary Course                 17
     Schedule 2.24       Litigation and Compliance                          19
     Schedule 2.25       Taxes                                              19
     Schedule 2.26       Bank Accounts                                      21
     Schedule 2.28       Proprietary Rights                                 21
     Schedule 2.29       Software                                           22
     Schedule 2.30       Project List                                       23
     Schedule 2.33       Transactions  With  Affiliates  and  Related
                         Parties                                            24
     Schedule 7.7        Employee Benefit Plan                              32
     Schedule 7.7.1      Section 401(k) Plan                                33
     Schedule 7.7.2      Employee Welfare Benefit Plans                     33

                             LIST OF EXHIBITS

Exhibit        Page
-------------------

Exhibit A      Escrow Agreement

Exhibit B      Organizational  Structure  of  Mnemonic   During
               Earn-Out Period

Exhibit C      Certificate of Seller

Exhibit D      Opinion of Counsel for Seller

Exhibit E-1    Aaron W. Phelps Employment Agreement

Exhibit E-2    Pirooz Parnian Employment Agreement

Exhibit E-3    Henry V. DiNunzio, Jr. Employment Agreement

Exhibit E-4    Sue Hill Employment Agreement

Exhibit F      Covenant Not to Compete and Consulting Agreement

Exhibit G      Certificate from Nichols

Exhibit H      Opinion of Counsel for Nichols

Exhibit I      Form of Release

Exhibit J      Amendment    to    Charter    and     Bylaws

                     STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into on this the 15th day of April, 1998, by and between Nichols Research Corporation, a Delaware corporation ("Nichols") and Artis G. Isaac ("Seller"), the sole shareholder of Mnemonic Systems Incorporated, a Virginia corporation ("Mnemonic").

                      W I T N E S S E T H:

      Seller owns all of the issued and outstanding capital stock of Mnemonic. Mnemonic is engaged principally in providing systems integration services and technology-based products to customers with an emphasis on services and products that assist investigative and law enforcement agencies (the "Mnemonic Business"). Nichols is engaged principally in the information technology business. Seller desires to sell and Nichols desires to purchase all of the issued and outstanding capital stock of Mnemonic owned by Seller on the terms and conditions hereinafter set forth. Upon closing of the transactions herein described, Mnemonic will be a wholly owned subsidiary of Nichols.

      THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:


                            SECTION 1

                        Purchase and Sale

      1.1   Purchase  of Stock.  At the closing  referred  to  in
Section 1.3, and subject to the terms and conditions hereof, Seller shall sell, assign, transfer and deliver to Nichols and Nichols shall purchase, in exchange for the consideration set forth in Section 1.2 below, all of the issued and outstanding capital stock of Mnemonic (the "Shares").

      1.2 Purchase Price. Nichols shall pay Seller, subject to the terms and conditions hereinafter set forth, as full payment for the transfer of the Shares to Nichols, the sum of Twelve Million One Hundred Ninety-Eight Thousand Five Hundred Eighty-One Dollars ($12,198,581) (the "Purchase Price"). The Purchase Price shall be paid in immediately available funds. The Purchase Price is subject to adjustment as set forth in Section 1.6.

     1.3 Closing; Closing Date. The closing of the purchase and sale provided for herein (the "Closing") shall take place on April 15, 1998, or on such other date as the parties may agree (the "Closing Date"), at the offices of Reed Smith Shaw & McClay LLP at 1301 K Street, Suite 1100 - East Tower, Washington, D. C., or at such other location as the parties may agree.

      1.4   Deliveries  and Proceedings at the Closing.   At  the
Closing:

           1.4.1 Deliveries by Seller. Seller shall deliver to Nichols certificates evidencing his Shares, duly endorsed for transfer, in negotiable form, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Nichols good title to all of the Shares, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatever nature.

          1.4.2 Deliveries by Nichols. Nichols shall deliver the Purchase Price to Seller in accordance with Section 1.2.

           1.4.3 Other Deliveries. The Closing certificates, opinions of counsel and other documents required to be delivered pursuant to this Agreement shall be delivered by Seller and Nichols. Seller shall deposit into escrow the sum of $1,600,000 at Closing to be held pursuant to the Escrow Agreement attached hereto as Exhibit "A." In the event of a conflicting provision between this Agreement and the Escrow Agreement, this Agreement shall control as to the parties hereto.

      1.5 Payment of Certain Taxes. At or prior to the Closing, Seller shall pay or cause to be paid any and all state or local transfer, document recording and other similar transactional taxes or duties (including all stock transfer taxes), if any, payable as a result of the sale or transfer of the Shares.

     1.6  Adjustment of Purchase Price.

            1.6.1       Closing  Balance  Sheet.   As   soon   as
practicable, but in any event within thirty (30) days after the Closing Date, Mnemonic shall, with the cooperation of the accountants for Nichols, prepare and deliver to Seller a balance sheet of Mnemonic as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied by Mnemonic. Within ten
(10) days after receipt by Seller of the Closing Balance Sheet, Seller or Nichols shall notify the other party of disagreement, if any, with any amount included therein or omitted therefrom; in which case, if the parties are unable to resolve the disputed items within fifteen (15) days after such notice of disagreement, such items will be submitted to and determined by the accounting firm of Coopers & Lybrand, L.L.P. ("Coopers & Lybrand"), whose determination shall be final and binding for all purposes. The fees and disbursements of Coopers & Lybrand shall be prorated between Nichols and Seller based upon the percentage of change in the allowance or disallowance with respect to the disputed item. In the event any change is made in the Closing Balance Sheet in accordance with this Section, such balance sheet as so changed shall be the "Closing Balance Sheet" for the purposes of this Agreement. The Closing Balance Sheet shall be final either (i) ten (10) days after the Closing Balance Sheet is received by Seller and Nichols, in the event of no dispute or (ii) the resolution of any dispute in accordance with this Section. The Purchase Price payable to Seller shall be decreased by the amount, if any, by which the difference of the net assets minus liabilities reflected on the Closing Balance Sheet is less than Four Hundred Seventy-Five Thousand Five Hundred Eighty-One Dollars ($475,581). Within ten (10) business days after the
Closing Balance Sheet becomes final, any such decrease in the Purchase Price shall be paid by Seller to Nichols.

           1.6.2 Earn-Out. For the twelve (12) month period after the Closing (the "Earn-Out Period"), Seller shall be eligible to receive additional purchase consideration up to a maximum of $6,000,000 if certain Net Income Before Taxes ("NIBT") results are achieved during such period. Buyer covenants to conduct Mnemonic's business in the ordinary course in a manner consistent with its historic practices and as provided in Exhibit "B" except as the parties may otherwise agree in writing. If during the Earn-Out Period Mnemonic achieves NIBT less than $3,170,000 (the "Minimum Target"), no additional purchase consideration shall be paid. If during the Earn-Out Period Mnemonic achieves NIBT equal to or greater than $5,443,000 (the "Maximum Target"), additional purchase consideration of $6,000,000 shall be paid. If during the Earn-Out Period Mnemonic achieves NIBT equal to or more than the Minimum Target and less than the Maximum Target, additional purchase consideration shall be paid in accordance with the following formula:

          E    =    2.42 (NIBT - $3,170,000) + $500,000; where

          E    =    additional purchase consideration

                          NIBT =    net income before taxes.  The
                    minimum value for NIBT is $3,170,000; for any lesser value, "E" shall be zero. The maximum value for NIBT is $5,443,000; for any greater value, "E" shall be $6,000,000.

For  example, if NIBT for the Earn-Out Period is $4,823,000,  the
amount   of  the  additional  purchase  consideration  would   be
$4,500,260, calculated as follows:

                         E    =    2.42 ($4,823,000 - $3,170,000)
                    + $500,000 = $4,500,260

Notwithstanding the foregoing, if a judgment has been entered in either the Otto Isaac Litigation, as hereinafter defined under
Section 2.24, or the EEOC Claim, as hereinafter defined and disclosed on Schedule 2.16(f), Threatened or Pending Discrimination Litigation, and such judgment is unpaid prior to payment of the amount, if any, due Seller under this Section, Seller shall deposit with the escrow agent the lesser of (a) the amount due under this Section or (b) an amount equal to the difference between the amount held in escrow under the Escrow Agreement and the judgment amount. Such amount, if any, shall be deposited on the payment date with the Escrow Agent and held by the Escrow Agent as security for the indemnification obligations of Seller under Section 8.2(ix) hereof with respect to the Otto Isaac Litigation or the EEOC Claim pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit
"A." For purposes of this Section 1.6.2, NIBT shall not be reduced by an expense incurred to the extent that Mnemonic is indemnified and held harmless by Seller with respect to such incurred expense pursuant to Section 8 hereof.

Nichols shall keep Mnemonic as an independent subsidiary during the Earn-Out Period. Mnemonic shall maintain its books and records in accordance with GAAP, and it shall employ a mutually acceptable Big 6 accounting firm to provide audited financial statements during such Earn-Out Period. If after the first six months following the Closing Mnemonic's operating revenues or NIBT for its year-to-date period are less than sixty percent (60%) of the operating revenues or NIBT for the comparable year-to-date period during the fiscal year ended December 31, 1997, Nichols may elect not to treat Mnemonic as an independent subsidiary. If Nichols elects not to treat Mnemonic as an independent subsidiary during the Earn-Out Period there shall be no earn-out. Mnemonic shall be charged a corporate general and administrative allocation by Nichols which will not exceed 2.5% of the revenues of Mnemonic during the Earn-Out Period. Mnemonic may purchase corporate support items from Nichols at rates mutually agreed to by Mnemonic and Nichols.

           1.6.3 Rights Not Affected. Nothing contained in this Section 1.6 or any other action on the part of Nichols pursuant to the provisions of this Section shall in any way prejudice, or constitute a waiver of, any of the rights of Nichols with respect to the representations and warranties of Seller contained in Section 2 hereof, the covenants of Section 7 hereof, or the indemnifications contained in Section 8 hereof.

                            SECTION 2

            Representations and Warranties of Seller

     Seller represents and warrants to Nichols as follows:

      2.1 Authorized and Outstanding Common Stock. As of the date hereof and as of the Closing, the issued and outstanding capital stock of Mnemonic and the number of shares of authorized capital stock of Mnemonic are and will be as follows:

       Designation       Number        Number       Number
                       of Shares     of Shares    of Shares
                       Authorized    Issued and   Subject to
                                     Outstanding    Options
      ------------------------------------------------------
       Common Stock        100           100           -0-


All of the issued and outstanding Shares are validly issued, fully paid and non-assessable. Set forth on Schedule 2.1, Seller and Number of Shares on Closing Date, are the number of Shares held by Seller on the date hereof and as of the Closing Date. Mnemonic has and at Closing will have no other authorized, issued or outstanding shares of capital stock nor any outstanding securities, bonds, convertible securities, subscription agreements, warrants, options, buy-sell agreements, or other liens, agreements or commitments relating to Mnemonic's capital stock.

      2.2 Organization and Standing. Mnemonic is and will be at Closing a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and will be at Closing duly qualified to do business in and in good standing as a foreign corporation in all other states where the nature of its business or operations or the ownership of its property requires such qualification, except where the lack of such qualification would not have a material adverse effect on the financial condition of Mnemonic taken as a whole. No jurisdiction where it is not presently qualified as a foreign corporation has made any assertion to Mnemonic that its business or operations or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. Mnemonic has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as and where it is now being conducted. A copy of Mnemonic's Articles of Incorporation and all amendments thereto as of the date hereof and a copy of its Bylaws, as amended to the date hereof (both certified by the Secretary), have been furnished to Nichols and are true, accurate and complete as of the date hereof. Mnemonic owns no stock or securities of any other corporation or entity, except as shown on Schedule 2.9(a), Affiliates of Mnemonic.

      2.3 No Violation. To the knowledge of Seller, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereunder will not, with or without the giving of notice or the passage of time or both, (i) violate, conflict with, or constitute a default (or cause an acceleration) under Mnemonic's Articles of Incorporation or Bylaws or any contract, note, lien, security agreement, license, permit, or instrument to which Mnemonic is a party or by which Mnemonic or Seller is bound or which may affect any of the assets, business or operations of Mnemonic, (ii) result in the creation or imposition of any lien, claim, charge or encumbrance upon any of Mnemonic's properties or assets, or
(iii) constitute a violation of any statute, ordinance, judgment, order, decree, regulation, rule or law of any court, government, authority or arbitrator applicable to or relating to Mnemonic or any of the assets, business or operations of Mnemonic. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Seller and Mnemonic are parties constitute the valid and legally binding obligations of Seller and Mnemonic enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and equitable principles. To the knowledge of Seller, there are no consents, waivers or approvals of persons or authorities required in connection with the consummation of the transactions contemplated by this Agreement and the other agreements referenced herein and no other consents, waivers or approvals will be required in connection with such consummation.

     2.4  Financial Statements.

           (a) Annexed hereto as Schedule 2.4(a), Financial Statements, are financial statements of Mnemonic (the "Financial Statements") consisting of: (i) the unaudited balance sheet of Mnemonic at February 28, 1998 (the "Interim Balance Sheet"), together with the related statements of income and stockholder's equity for the two (2) month period ended February 28, 1998, and
(ii) the audited balance sheets of Mnemonic at December 31, 1995, December 31, 1996, and December 31, 1997, together with the audited and related statements of income, stockholder's equity and cash flows for the fiscal years of Mnemonic for such periods.

          (b) Except as disclosed in Schedule 2.4(b), Exceptions to Financial Statements, all of the foregoing Financial Statements, in each case, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and with prior periods except as otherwise expressly stated therein and fairly present the assets, liabilities and financial condition and results of operations of Mnemonic at, or for the periods ended at, the dates thereof, and are true, complete and accurate; provided, however, that the Interim Balance Sheet and the related statements of income, stockholder's equity and cash flows are subject to normal year-end adjustments and lack footnotes and other presentation items.

      2.5 Liabilities. To the knowledge of Seller, there are no material debts, liens, security interests, claims, liabilities or obligations of Mnemonic, whether accrued, contingent, absolute, direct or indirect, or matured or unmatured, including, but not limited to, liabilities for taxes, interest and penalties, except
(i) as and to the extent reflected or reserved against in the Interim Balance Sheet; and (ii) those disclosed on Schedule 2.5, Liabilities.

     2.6 Accounts Receivable. All of the accounts receivable of Mnemonic are actual bona fide receivables representing obligations for the total dollar amount thereof as shown on the Financial Statements and books of Mnemonic which resulted from the ordinary course of business of Mnemonic, and are stated on the Financial Statements net of an appropriate reserve for bad debt and noncollectible accounts. To the knowledge of Seller, the accounts receivable of Mnemonic as of the Closing will be fully collectible, less an appropriate reserve for uncollectible accounts consistent with past practice. All existing letters of credit in favor of Mnemonic are shown on Schedule 2.6, Letters of Credit.

     2.7  Fixed Assets and Inventory.

           (a) The dollar amount of the fixed assets owned by Mnemonic as shown on the Interim Balance Sheet and as acquired thereafter and treated on the books of Mnemonic as an asset does not exceed the cost of same, less depreciation determined in accordance with GAAP consistently applied, and Mnemonic has not written up the value of any such fixed assets. The fixed assets and inventory of Mnemonic as of the date of the Interim Balance Sheet, include those items set forth in Schedule 2.7(a), Assets and Inventory Delivered to Nichols, hereto, and, at Closing, such fixed assets and inventory shall be in existence. The fixed assets of Mnemonic are in good working order, reasonable wear and tear excepted.

           (b) Mnemonic is not under any liability or obligation with respect to the return of payments or inventory in the possession of customers and, for the twelve month period immediately prior to the Closing, Mnemonic has not experienced any claims with respect to defective or unsatisfactory services or products except as specifically set forth on Schedule 2.7(b), Defective or Unsatisfactory Services or Products Claims. The inventory of Mnemonic existing on the Closing Date shall have been acquired in the ordinary course of Mnemonic's business.

     2.8  Contracts.

           (a) Except as provided in 2.8(d) below, Schedule 2.8, Contracts Delivered to Nichols, contains a list of all material verbal or written (i) leases, (ii) contracts (including employment and independent contractor and professional contracts), (iii) agencies, (iv) purchase orders, (v) marketing or referral agreements, (vi) software agreements (including software license agreements), (vii) maintenance or support agreements, (viii) training agreements, (ix) royalty agreements,
(x) employee benefit, bonus or compensation agreements, (xi) bids, (xii) government contracts, (xiii) computer software agreements, (xiv) contracts for the furnishing of all services,
(xv) all contracts for referrals, (xvi) all contracts to obtain supplies or services, (xvii) subcontracts, (xviii) teaming agreements, and (xix) all other agreements or understandings between Mnemonic and any other party or person (collectively, "Contracts"), which are not otherwise attached to any other Schedules of this Agreement. Such list includes completed Contracts where the services have been performed but the obligor has not paid. True, correct and complete copies of all of the written Contracts listed on Schedule 2.8, Contracts Delivered to Nichols, have been made available for inspection and copying by Nichols.

           (b)   Mnemonic's  standard  agreements  identified  on
Schedule 2.8(b), Mnemonic's Standard Agreements, have been made available to Nichols for copying and inspection.

           (c) Since the Interim Balance Sheet, Mnemonic has not entered into any Contracts not in the ordinary course of business except as listed in Schedule 2.8(c), Contracts Not in the Ordinary Course of Business. None of the Contracts to which Mnemonic is a party or to which it is subject or by which it is bound requires the consent of any other person for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of Seller, each of the Contracts to which Mnemonic is a party or to which it is subject or by which it is bound, to the extent not otherwise already fully performed by Mnemonic, is a valid and existing contract of all of the parties thereto in full force and effect without modification and there are no pending or threatened disputes thereunder, and all will continue to be binding (except as to which the enforceability is limited by bankruptcy laws and equitable principles) in accordance with their terms after consummation of the transactions contemplated hereby and each is with unrelated and unaffiliated third parties and was entered into on an arms-length basis in the ordinary course of business, except as to agreements with Seller listed in Schedule 2.8, Contracts Delivered to Nichols. Except as disclosed in Schedule 2.8, Contracts Delivered to Nichols, to the Seller's knowledge, Mnemonic has timely performed all obligations required to be performed by it and is not in default under any verbal or written Contract to which it is a party or to which it is subject or by which it is bound and no event has occurred which, with or without the lapse of time or the giving of notice, or both, or action by a third party, could result in a default under any of the forgoing. To the Seller's knowledge, no other party is in default under any such Contract. None of the Contracts are materially in excess of the normal, ordinary and usual requirements of Mnemonic's operations.

            (d) Mnemonic has certain classified government contracts. Prior to the date hereof, Nichols and its representatives have not been given access to such classified government contracts. Because of government security restrictions, all or some of these contracts may not have been listed on Schedule 2.8, Contracts Delivered to Nichols. Nevertheless, all of the representations and warranties contained herein apply to such classified contracts insofar as such
application   is   consistent   with   the   aforesaid   security
restriction.

           (e) Mnemonic has received a determination letter from GSA Federal Corporate Acquisition Center, which is attached to
Schedule 2.8, Contracts Delivered to Nichols, which states that it does not have an organizational conflict of interest, as defined at Federal Acquisition Regulation Subpart 9.5, in providing information technology services for the Federal Bureau of Investigation ("FBI"), specifically in connection with, and for purposes of, submitting a proposal in response to an anticipated FBI procurement known as "FEDCAC Project 18, Information Sharing Initiative."

           (f) On October 9, 1997 Mnemonic was awarded General Services Administration Schedule Contract GS-35F-4756H (the "GSA Schedule Contract"). The General Services Administration ("GSA") Contracting Officer has provided written verification by letter dated April 10, 1998, a copy of which is attached to Schedule 2.8, Contracts Delivered to Nichols, that Mnemonic and Nichols shall retain their respective schedule contracts, a copy of which is attached to Schedule 2.8, Contracts Delivered to Nichols. The FBI currently is obtaining the services of Mnemonic under the GSA Schedule Contract and by letter dated December 18, 1997, a copy of which is attached to Schedule 2.8, Contracts Delivered to Nichols, the FBI has stated its intention to continue issuing task orders to Mnemonic thereunder in satisfying requirements during fiscal year 1998. A copy of Purchase Order Number A8G8023370 dated April 7, 1998, is attached to Schedule 2.8, Contracts Delivered to Nichols. While certain services are not procured under the GSA Schedule Contract from Mnemonic because of the limited availability of labor categories, Mnemonic has initiated and is pursuing action to insure prompt modification of the GSA Schedule Contract. Such modification will provide for the availability of additional labor categories so as to permit Mnemonic to perform all of the requirements of each United States Government customer currently procuring Mnemonic's services under a contract awarded under Section 8(a) of the Small Business Act.

      2.9 Corporate Actions. The minute books of Mnemonic contain appropriate corporate minutes and authorizations for all corporate actions taken by Mnemonic's Board of Directors, its officers, and Seller. Mnemonic does not own any stock or otherwise possess ownership rights in any other corporation or organization and has no affiliates (other than Seller), except as disclosed in Schedule 2.9(a), Affiliates of Mnemonic. Attached hereto as Schedule 2.9(b), Directors and Officers of Mnemonic, is a list of directors and officers of Mnemonic.

       2.10 Intellectual Property Rights. Schedule 2.10, Intellectual Property Rights, hereto sets forth a true and materially complete list of all trademarks, service marks, trade name, patents, patent applications, copyrights, and copyright applications heretofore or presently used or required to be used by Mnemonic in connection with its business (collectively
"Intellectual Property Rights"). All Intellectual Property Rights are owned by Mnemonic and, except as set forth on Schedule 2.10, Intellectual Property Rights, and to the knowledge of the Seller, are not subject to any license, lien, royalty arrangement or pending or threatened dispute. Except as disclosed in
Schedule 2.10, Intellectual Property Rights, and to the best knowledge of the Seller, no product or service marketed, manufactured, sold or licensed, and no marketing, service or process used by Mnemonic infringes any Intellectual Property Rights of others and no product or service marketed, or process used by any other person, firm, corporation or other entity infringes any Intellectual Property Rights heretofore or presently used or required to be used by Mnemonic. Except as set forth on Schedule 2.10, Intellectual Property Rights, and to the knowledge of the Seller, Mnemonic has not received notification of infringement by Mnemonic or the Seller of any Intellectual Property Right of others. To the knowledge of the Seller, no trademark, service mark or trade name used by Mnemonic infringes any trademark, service mark or trade name of others in the United States of America or any foreign country.

      2.11 Insurance Policies. Schedule 2.11, Insurance Policies and Claims, hereto, sets forth a list of all business, insurance policies held or owned by Mnemonic or which name Mnemonic as beneficiaries, and true and correct copies of all such policies have heretofore been delivered to Nichols. To the knowledge of Seller, all such insurance binders and policies of Mnemonic are valid, outstanding and enforceable and all premiums due thereon prior to the Closing have been paid. All the insurance policies listed in Schedule 2.11, Insurance Policies and Claims, contain provisions and will remain in full force and effect during the period immediately following the Closing. To the knowledge of the Seller, there are no pending material claims under such insurance policies. Schedule 2.11, Insurance Policies and Claims, also sets forth all claims filed during the past twelve (12) months with respect to insurance policies maintained by Mnemonic.

      2.12 Backlog. The backlog of orders, sales and service commitments of Mnemonic, together with all Contracts to which Mnemonic is a party, consist of contracts for services of
Mnemonic which are typical of the types of services heretofore marketed, sold or rendered by Mnemonic and which do not require the development or application of any materially new or materially more advanced technology or service than that utilized by Mnemonic in the past. No purchase or expansion of property (other than purchases of inventory consistent with Mnemonic's past ordinary course of business), plant, equipment or capacity is needed to timely fill the current backlog and current Contracts.

      2.13 Compensation. Set forth on Schedule 2.13, Employee Compensation and Bonuses, is a list of the names, age, title, total annual compensation, date of last salary or hourly rate adjustment and amount thereof, and length of time in current position of all employees of Mnemonic, including a list of accrued vacation and sick leave benefits and a list of all other benefits provided to each such employee as of April 14, 1998. Mnemonic has not entered into any commitments or understandings with any employee concerning future compensation, bonuses and benefits of a material nature to be paid after March 31, 1998, except as set forth on Schedule 2.13, Employee Compensation and Bonuses, and there are no employment agreements, written or verbal, except as set forth on Schedules 2.8, Contracts Delivered to Nichols and/or 2.16(a), Written and Oral Employee Contracts with Mnemonic and except for the employment contracts delivered with this Agreement. All employees of Mnemonic are "at will" and may be terminated at any time by Mnemonic, except as set forth on
Schedule  2.16(a),  Written  and  Oral  Employee  Contracts  with
Mnemonic.

     2.14 Employee Benefits.

           (a) Set forth on Schedule 2.14(a), Employee Benefit Plans, is a materially accurate and complete list of all material employee benefit plans ("Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act ("ERISA"), whether or not any such Plans are otherwise exempt from all or part of the provisions of ERISA, established, maintained or contributed to for the benefit of Mnemonic's employees, and a list of Pension Plans terminated prior to the date hereof.

          (b) Except as set forth in Schedule 2.14(b), Plans Not In Compliance with ERISA, Mnemonic does not maintain, cause to be maintained or contribute to any Plan subject to ERISA which is not, or in the past has not been, to the knowledge of the Seller, in substantial compliance with ERISA or the Internal Revenue Code of 1986 (the "Code"), or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(b) of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under
Section 412 of the Code. Except as set forth on Schedule 2.14(b), Plans Not In Compliance with ERISA, to the knowledge of Seller, Mnemonic has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Plan covering any employees of Mnemonic.

           (c) Mnemonic has caused the "group health plan," as such term is defined in Section 162(i)(3) of the Code, to be maintained, administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 162(k) of the Code, and to the Seller's knowledge, Mnemonic has no liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Mnemonic does not maintain any Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits.

           (d) Benefits under all Plans are as represented and have not been and will not be amended subsequent to the date as of which copies thereof have been provided to Nichols and prior to Closing except as required by law.

           (e) Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and to the knowledge of Seller nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

            (f)   The  execution  of,  and  consummation  of  the
transactions contemplated by this Agreement, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Mnemonic.

           (g) Mnemonic has made available for inspection and copying by Nichols true and complete copies of (i) all Plans as now in effect, together with all amendments thereto which will become effective at a later date, and (ii) Form 5500 for the most recent completed fiscal year for each Plan required to file such form.

     2.15 Environmental Matters.

           (a) To the Seller's knowledge, Mnemonic holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Permits") required under all applicable environmental laws, rules and regulations in connection with its business as currently operated, and all of such Permits are in full force and effect. To the Seller's knowledge, Mnemonic has complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any authority, including, those relating to Hazardous Substances (as defined below).

           (b) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Seller's knowledge, no investigation or review is pending or threatened by any authority with respect to (i) any alleged violation by Mnemonic of any environmental statute, ordinance, rule, regulation or order of any authority; or (ii) any alleged failure by Mnemonic to have any environmental Permit, certificate, license approval, registration or authorization required in connection with its business; or (iii) any use, generation, treatment, storage, recycling, transportation or disposal (collectively, "Management Activities" with respect to Hazardous Substances) of any hazardous substance, hazardous waste, hazardous materials, toxic substance, pollutants or contaminants as defined in federal, state or local laws, ordinances or regulations and including petroleum products and radioactive materials generated or used (collectively, "Hazardous Substances") by Mnemonic.

            (c) Mnemonic has not received any request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

            (d) Except as set forth on Schedule 2.15(d), Management Activities Regarding Hazardous Substances, to the Seller's knowledge, Mnemonic has not conducted any Management Activities, whatsoever, with respect to any Hazardous Substances on its properties, identified on Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic, or the properties of another nor, to Seller's knowledge, has anyone else conducted any Management Activities, whatsoever, on the respective properties of Mnemonic.

           (e) Except as set forth on Schedule 2.15(e), PCBs or Asbestos Insulation Present at Mnemonic Facilities, hereto and to the Seller's knowledge, no PCBs or asbestos insulation is or has been present at the facilities of Mnemonic.

           (f) Hazardous Substances, if any, for which Mnemonic performs Management Activities (if any) are listed on Schedule 2.15(f), Hazardous Substances Generated by Mnemonic, and to the Seller's knowledge, any Hazardous Substances listed on Schedule 2.15(f), Hazardous Substances Generated by Mnemonic, have been generated by Mnemonic in regulated quantities and have been recycled, treated, stored, disposed of or transported in full compliance with all applicable laws.

          (g) Except as set forth on Schedule 2.15(g), Hazardous Substances Transported, and to the Seller's knowledge, Mnemonic has not transported any Hazardous Substances or arranged for the transportation of such substances to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657 ("CERCLA"), or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Mnemonic or Nichols for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

           (h) To the Seller's knowledge, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Releases") by Mnemonic or any other person from, at, on or under the properties of Mnemonic.

           (i) No oral or written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of Mnemonic, or to the Seller's knowledge, any other person in relation to any properties now or previously owned, operated or leased by Mnemonic. To the Seller's knowledge, no such properties are listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or clean-up.

          (j) There are no environmental liens on the properties of Mnemonic, and no government actions have been taken or are in process, or to the Seller's knowledge, pending which could subject Mnemonic's properties to such liens. Mnemonic or any other person would not be required to place any notice or restriction relating to the presence of Hazardous Substance in the deed to any properties owned by or leased to Mnemonic.

           (k) In respect of environmental matters, no consent, approval or authorization of, or registration or filing, with any person or authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (l) There have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to Mnemonic's properties or operations.

           (m) To the Seller's knowledge, there are no facts or circumstances related to environmental matters concerning the properties or businesses of Mnemonic that could lead to any future environmental claims, liabilities or responsibilities of Nichols or Mnemonic.

     2.16 Labor and Employment Matters.

           (a) Schedule 2.16(a), Written and Oral Employee Contracts With Mnemonic, hereto contains a complete and correct list and summary description of all written and oral contracts with employees of Mnemonic (inclusive of officers and directors) together with all bonus, stock option, and other incentive arrangements, pension and retirement plans, profit sharing plans, group or individual medical, health, dental, accident, life and other employee benefit insurance and other employee compensation or benefit plans, arrangements, understandings or policies (whether written or oral), except as otherwise disclosed pursuant to Sections 2.08, 2.13 or 2.14 hereto, affecting employees of Mnemonic and to Seller's knowledge Mnemonic is not in default under any of the foregoing. There have been no claims of default under any of the foregoing and there are, to the Seller's knowledge, no facts or conditions which, with or without the passage of time or the giving of notice or both, would constitute or result in a default under any of the foregoing. True and complete copies of all the foregoing have heretofore been delivered by Mnemonic to Nichols.

           (b) Schedule 2.16(b), Written and Unwritten Employee Policies and Practices, identifies all written and unwritten policies and practices describing employment practices, generally, and termination payments and benefits to terminated employees of Mnemonic.

            (c) Except as set forth on Schedule 2.16(c), Noncompliance With Federal, State, Local or Other Applicable Laws, to Seller's knowledge Mnemonic is in compliance with all federal, state, local or other applicable laws or requirements of any governmental, regulatory or administrative authority or court respecting preemployment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, including, but not limited to, the National Labor Relations Act, the Fair Labor Standards Act (including the Equal Pay Act), Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the Service Contract Act, the Contract for Work Hours and Safety Standards Act, the Rehabilitation Act of 1973, the Vietnam ERA Veterans Readjustment Assistance Act of 1974, Executive Order 11246, the Employees Retirement Income Security Act of 1974, and state and local employment, unemployment and worker's compensation statutes, and Mnemonic is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. Mnemonic is not party to any collective bargaining agreement and no union organizational efforts are currently in progress.

            (d) Except as disclosed in Schedule 2.16(d), Threatened or Pending Employment Practices Litigation and
Schedule 2.24, Litigation and Compliance, there is no administrative or private claim, charge, complaint, dispute, action, grievance, suit, administrative, arbitration or other proceeding or investigation, pending, or to the Seller's knowledge, threatened against Mnemonic relating to any of the items or matters referenced in subparagraph (c) directly above, or with regard to any allegedly accrued or vested employee benefits or any other common or statutory law claim involving tort, contract, or equity, and to the Seller's knowledge, no basis or facts exist for any such claim, charge, complaint, dispute, grievance, action, suit or legal, administrative, arbitration or other proceeding or governmental investigation.

           (e) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Mnemonic, and no such strike, dispute, slowdown, or stoppage has been experienced by Mnemonic since the date of Mnemonic's incorporation.

            (f)    Except  as  disclosed  on  Schedule   2.16(f),
Threatened or Pending Discrimination Litigation, there are no charges, administrative proceedings, investigations or formal complaints of discrimination pending or, to the Seller's knowledge, threatened before the Equal Employment Opportunity Commission ("EEOC") or any federal, state or local agency or court. To the Seller's knowledge, there are no pending or threatened audits of the equal employment opportunity practices of Mnemonic and no basis for any equal employment opportunity claim exists, except for a charge of discrimination filed with the EEOC by Cathy Lindsey (the "EEOC Claim"), a copy of which is attached to Schedule 2.16(f), Threatened or Pending Discrimination Litigation.

     2.17 Title to Assets, Liens and Encumbrances.

           (a) Mnemonic is the owner of, and has good and marketable title to, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions, equities, easements, rights-of-way, rights of first refusal and any other encumbrances and charges whatsoever, or is the lessee of, all of its respective property and assets, except as set forth on
Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic hereto. Mnemonic owns or leases all of the assets used by it in the operation and conduct of its business or required by Mnemonic for the normal conduct of its business.

           (b) Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic, sets forth a true and complete list and description of all real property, land, buildings and improvements leased by Mnemonic as of the Closing. True and correct copies of all leases with respect to the property listed on Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic, have heretofore been made available to Nichols for inspection and copying. Except as disclosed in Schedule 2.17, Assets, Liens and Encumbrances of
Mnemonic, all such real property, land and buildings used or leased by Mnemonic as of the Closing are used by or useful to Mnemonic in the ordinary course of business, and the use and occupancy by Mnemonic conforms in all material respects with all applicable laws to the Seller's knowledge and to the Seller's knowledge are in good operating condition and in a good state of maintenance and repair. Mnemonic owns no real property, land, buildings or improvements.

           (c) Except as set forth on Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic, Mnemonic has not received any notices of violations of law, governmental orders, ordinances or requirements issued by any national, federal, state, municipal or other governmental, department or authority or corresponding foreign governmental instrumentality or any fire department or insurance carrier, that would have a material adverse effect or purport to have a material adverse effect on use and occupancy of the real property used or leased by Mnemonic. All real property leases are full service leases without any liability of Mnemonic to pay for utilities, sewer, water, taxes and building insurance. All real property used or leased and the use or lease thereof to the Seller's knowledge conforms in all material respects with private covenants and restrictions and all applicable building, zoning, environmental, land use, and other laws, ordinances, codes, orders and regulations.

          (d) To the Seller's knowledge, the leases described in Schedules 2.8, Contracts Delivered to Nichols or 2.17, Assets, Liens and Encumbrances of Mnemonic, are in full force and effect on the Closing without any material default or breach by Mnemonic or any lessor.
           (e) Mnemonic has not received any notice of any requirements or recommendations by any insurance company which has issued a policy covering any part of the real property used or leased by Mnemonic or by any board of fire underwriters or other body or authority exercising similar functions, requiring or recommending any repairs or work to be done on any part of said real property.

           (f) Schedule 2.17, Assets, Liens and Encumbrances of Mnemonic also lists all personal property leased by Mnemonic. The Seller makes the same representations and warranties about the personal property leases as made in the other subparagraphs of this Section 2.17.

     2.18 Customer Claims and Complaints.  Except as disclosed on
Schedule 2.18, Customer Claims and Complaints, and the Financial Statements, to the Seller's knowledge, Mnemonic has no liability or obligation with respect to the return of any funds because of products or services provided by it and has not experienced any unusual or excessive claims with respect to products or services during the thirty-six (36) months immediately preceding the execution of this Agreement. No customer, client, or contracting party has requested that performance under any contract or other agreement be canceled or delayed for any period of time. No customer liability claim is presently pending or to the Seller's knowledge threatened or imminent against Mnemonic, or any other person with respect to Mnemonic. Mnemonic has not experienced any warranty claims for products or services in the past three
(3) years, except as disclosed on Schedule 2.18, Customer Claims and Complaints.

      2.19 Secrecy and Non-Competition Agreements. Seller and Mnemonic have not entered into any secrecy or non-competition agreements with any person with respect to the Mnemonic Business except as disclosed on Schedule 2.19, Secrecy and Non-Competition Agreements.

       2.20  Governmental  Approvals.   Except  as  disclosed  on
Schedule 2.20, Governmental Approvals, to Seller's knowledge no authorization, novation, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by Mnemonic with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Listed on Schedule 2.20, Governmental Approvals, are all contracts awarded to Mnemonic pursuant to Section 8(a) of the Small Business Act that may be terminated by the United States
Government pursuant to 13 C.F.R. 124.317 upon execution or Closing of this Agreement.

      2.21 Orders, Decrees, Etc. Except as set out in Schedule 2.21, Orders, Decrees, Etc., there are no orders, writs, decrees, injunctions, or rulings of any court, authority, arbitration tribunal, or any governmental department, commission, board, agency or instrumentality, domestic or foreign, issued, or to the best knowledge of the Seller, pending or threatened against, nor consents binding on, Mnemonic or the Seller, any officer, director or employee of Mnemonic, which do or may affect, limit or control Mnemonic or any of its assets or Mnemonic's method or manner of doing business.
     2.22 Compliance with the Law. Except as otherwise disclosed in the Schedules hereto, to the Seller's knowledge, Mnemonic is in material compliance with all foreign, federal, state and local laws, rules, orders and regulations, including, but not limited to those relating to zoning, building codes, the Code, antitrust, occupational safety and health, environmental protection, water or air pollution, ERISA, toxic and hazardous waste and controlled substances, consumer product safety, product liability, employment and employment practices, term and conditions of employment, bidding and contracting procedures, dealings with federal, state, governmental, municipal or local authorities, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes, and have received no notices of alleged violations thereof. To Seller's knowledge, no governmental authorities are presently conducting proceedings against Mnemonic, and no such investigation or proceeding is threatened. To Seller's knowledge, Mnemonic has obtained all permits, licenses and authorizations required for the conduct of its affairs as currently conducted and as is contemplated will be conducted immediately following consummation of the transactions contemplated hereby, and all of such permits, licenses and authorizations will remain in full force and effect following such consummation. True, complete and correct copies of the foregoing permits, licenses and authorizations, if any, have been delivered to Nichols. To Seller's knowledge, no employee of Mnemonic in the course of his or her employment has been exposed to any chemical or other Hazardous Substance or material produced by Mnemonic which could give rise to a claim against Mnemonic.

      2.23 Actions Not in Ordinary Course and No Material Change. Except as set forth on Schedule 2.13, Employee Compensation and Bonuses, since the date of the Interim Balance Sheet to the date hereof, Mnemonic has conducted its business in a consistent manner without change of policy or procedure including, without limitation, its practices in connection with the treatment of expenses, burdens, accounts receivable, liabilities, valuation of inventory and selling and purchasing policies. Since the Interim Balance Sheet to the date hereof, the business of Mnemonic has been operated only in the regular and ordinary course and there has been no materially adverse change in the financial condition or business of Mnemonic. Except as set forth in Schedule 2.23, Actions Not in the Ordinary Course and as otherwise required by the terms and provisions of this Agreement, since the Interim Balance Sheet, Mnemonic has not:

           (a) Except in the usual and ordinary course of its businesses, consistent with past practice, incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

           (b) Suffered any damage, destruction or loss, whether or not covered by insurance;

           (c) Except as disclosed pursuant to Section 2.13, and except for the award of employee bonuses consistent with past Mnemonic compensation practices, increased the regular rate of compensation payable by it to any employee, or increased such compensation by bonus, percentage, compensation service award or similar or other arrangement theretofore or thereafter in effect for the benefit of any of its employees, and no such increase is required;

           (d) Established or agreed to establish any pension, retirement or welfare plan for the benefit of its employees not heretofore in effect;

           (e) Suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate has had a material adverse effect on Mnemonic, and the Seller has no knowledge of any fact or event unique to Mnemonic which he believes will, or reasonably may be expected to, give rise to any such change;

           (f) Experienced any labor organizational efforts or complaints or entered into any collective bargaining agreements with any union;

          (g)  Made any single capital expenditure which exceeded
$25,000 or made any capital expenditures in the aggregate which exceed $100,000;

           (h) Permitted or allowed any of the assets (real, personal or mixed, tangible or intangible) of Mnemonic to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

           (i)   Written down the value of any assets or  written
off  as  uncollectible  any  notes  or  accounts  receivable   or
contracts, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

            (j) Paid, discharged or satisfied any claims, liabilities or obligations other than in the usual and ordinary course of business;

           (k) Canceled any debts or claims or waived any claims or rights, except in the usual and ordinary course of business and except as required by the Agreement;

           (l) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with the Seller or any of the officers or directors of Mnemonic, except for reimbursement of ordinary and reasonable business expenses related to the business of Mnemonic;

           (m) Amended or terminated any contract, agreement or license of significant value, to which Mnemonic is a party, except in the ordinary course of business;

           (n) Made any change in any method of accounting or accounting practice;

          (o) Canceled or failed to continue insurance coverage, other than key man life insurance;

           (p) Acquired, whether by merger, purchase of stock or purchase of assets, all or substantially all of the business or assets of any other business or entity, or engaged in negotiations of any sort concerning such acquisition or acquired assets;

           (q) Issued any stock, an option to acquire stock or other securities, or taken any action with respect thereto, or declared or paid any dividends, or made or authorized any other distributions to the Seller with respect to his Shares;

           (r) Amended or repealed its Articles of Incorporation or Bylaws;

           (s) Agreed, whether in writing or otherwise, to take any action described in this Section 2.23.

      2.24 Litigation. Mnemonic and Seller are defendants in an action pending in the United States District Court for District of Columbia (Washington) captioned Otto B. Isaac and Kathryn Isaac v. Mnemonic Systems Incorporated and Artis Isaac, Case Number 1:97cv988, wherein Otto B. Isaac and Kathryn Isaac have alleged, among other matters, breach of contract, promissory estoppel, fraud, negligence and misrepresentation (the "Otto Isaac Litigation"). Except for the Otto Isaac Litigation and the EEOC Claim, and except as set forth on Schedule 2.24, Litigation and Compliance hereto, there is no litigation, proceeding, arbitration, governmental claim or investigation instituted, or to the Seller's knowledge, pending or threatened, against or affecting Mnemonic or the assets of Mnemonic or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. The Seller has no knowledge or information, nor has he received any notice from any authority, agency, corporation, or person of any threatened or pending action of eminent domain that would condemn or encroach upon the assets or stop or inhibit the use of the assets of Mnemonic for any purpose.

     2.25 Taxes and Tax Returns.

           (a) Mnemonic's federal and state income, franchise, share and ad valorem tax returns for the fiscal years ended December 31, 1995 and December 31, 1996, have been provided to Nichols. Mnemonic does not currently owe any taxes not reflected on the Interim Balance Sheet or incurred thereafter in the ordinary course of business.

           (b) Since its incorporation, Mnemonic has been and will be at Closing, an "S Corporation" within the meaning of the Code.

           (c) Except as set forth on Schedule 2.25, Taxes attached hereto:

               (i) Within the times and in the manner prescribed by law Mnemonic has filed all federal, state and local tax returns and extensions and all tax returns for other governing bodies having jurisdiction to levy taxes which are required to be filed;

                (ii) Mnemonic has paid all taxes, interest, penalties, assessments and deficiencies which have been shown on such returns to be due, or which have been claimed to be due or which were due prior to Closing;

                (iii) All tax returns or extensions, if any, filed by Mnemonic constitute complete and accurate representations of the tax liabilities of Mnemonic for the periods covered thereunder and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to Mnemonic's past and future tax liabilities;

                (iv) Mnemonic has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;

                (v) No examinations of the federal, state, local or foreign tax returns of Mnemonic are currently in progress or threatened and no deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no deficiency has been proposed or threatened;

                (vi) The charges, accruals and reserves for taxes due by Mnemonic or accrued but not yet due from Mnemonic, relating to the income, properties or operations of Mnemonic for any periods ending on or before the Closing or the portion of any period that ends on and includes the Closing as reflected on Mnemonic's Interim Balance Sheet are adequate to cover any such taxes payable by Mnemonic and with respect to charges, accruals and reserves for taxes arising after the Interim Balance Sheet;

                (vii)      There is no action, suit,  proceeding,
audit or claim to the Seller's knowledge pending or threatened regarding any taxes of Mnemonic;

               (viii)    All taxes which Mnemonic are required by
law   to  withhold  and  collect  have  been  duly  withheld  and
collected,  and  have  been  timely  paid  over  to  the   proper
authorities to the extent due and payable;

                (ix) To the Seller's knowledge, there are not any facts which would constitute the basis for the proposal or assertion of any tax deficiencies for any unexamined year or period or any year or period for which the applicable statute of limitations has not expired; and

               (x) There are no liens for any tax on Mnemonic or the assets of Mnemonic, except for ad valorem taxes accrued but not yet due or payable.

           (d) The general ledgers and books of account of Mnemonic and all federal, state and local income, franchise, property and other tax returns filed by Mnemonic are in all respects complete and correct and all records of Mnemonic have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     2.26 Bank Accounts. Schedule 2.26, Bank Accounts, is a true and complete list as of the date hereof of all banking institutions in which Mnemonic has accounts or safety deposit boxes, plus the numbers thereof and the name of the persons authorized to make withdrawals therefrom or have access thereto.

      2.27 Disclosure. No representations and warranties by the Seller in this Agreement or any document or certificate furnished or to be furnished to Nichols pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     2.28 Proprietary Rights. Schedule 2.28, Proprietary Rights, sets forth a list of material inventions, trade secrets, processes, proprietary rights, product specifications, blueprints, drawings, technical data, engineering information, other proprietary knowledge and know-how, patents, trademarks, service marks, trade name, copyrights, marks, symbols, logos, and all material documentation related thereto, and all licenses and agreements in respect thereof and applications therefor (collectively, "Proprietary Rights") used or related to Mnemonic's Business, except for software and information systems as defined in Section 2.29. The Proprietary Rights described on
Schedule 2.28, Proprietary Rights, include all of the material Proprietary Rights necessary for the operation of Mnemonic's business; provided that all trade secrets, processes, product specifications, blueprints, drawings, technical data and engineering information may be too numerous to list and may be deleted. Except as set forth on Schedule 2.28, Proprietary Rights, which includes a listing of material contracts or material licenses pursuant to which Mnemonic uses the intellectual property of third parties, with respect to the Proprietary Rights, (a) Mnemonic is the sole and exclusive owner of and has the sole and exclusive right to use its Proprietary Rights; (b) no action, suit, arbitration, or other proceeding or investigation is, to the Seller's knowledge, pending or threatened which involves any Proprietary Rights, (c) to the Seller's knowledge, none of the Proprietary Rights infringes upon, conflicts with, or otherwise violates the rights of others or is being infringed upon by others, (d) none of the Proprietary Rights is subject to any outstanding order, decree, judgment, stipulation, or charge, (e) there are no royalty, commission, or similar arrangements and no licenses, sublicenses, or agreements relating to any of the Proprietary Rights, (f) Mnemonic has not received any notice of interference or infringement of or by the Proprietary Rights, (g) Mnemonic has not agreed to indemnify any person or entity for or against any infringement of or by the Proprietary Rights, (h) no other material Proprietary Rights not owned by Mnemonic are necessary for the conduct of Mnemonic's Business, and (i) to the Seller's knowledge, no other party is operating a business or otherwise acting in violation or infringement of, Mnemonic's Proprietary Rights. Except as set forth on Schedule 2.28, Proprietary Rights, Mnemonic has good and marketable title to the Proprietary Rights listed on Schedule 2.28, Proprietary Rights, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on Schedule 2.28, Proprietary Rights, all rights of Mnemonic in and to its Proprietary Rights will not be adversely affected by the purchase of all of Mnemonic's capital stock and to Seller's knowledge such purchase does not require the consent or approval of any third party. Mnemonic is not subject to any judgment, order, writ, injunction, or decree of any court, arbitrator, or governmental agency or instrumentality, domestic or foreign, and is not party to any agreement, which restricts or impairs the use of any Proprietary Rights.

     2.29 Software and Information Systems.

          (a) The software described on Schedule 2.29, Software, includes all information systems, programs and software, other than non-exclusive commercial software, used in or related to Mnemonic's Business or necessary for the operation of such business. Schedule 2.29, Software lists all such software and identifies (a) software which is owned by Mnemonic, (b) software which is licensed to Mnemonic, and (c) any other software in which Mnemonic has any use, possessory, or proprietary rights and which is used in or related to its business and not otherwise disclosed in Schedule 2.28, Proprietary Rights. Except as set
forth on Schedule 2.29, Software, Mnemonic has the sole and exclusive right, title, and interest in and to all software listed on Schedule 2.29, Software. Except as set forth on
Schedule 2.29, Software, Mnemonic has good and marketable title to the software listed, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on Schedule 2.29, Software, all of the software which is owned by Mnemonic, including all related source codes and documentation, is owned solely by Mnemonic and the source code has not been disclosed to any unaffiliated entity or person. To the Seller's knowledge, the Mnemonic proprietary software substantially performs in accordance with published specifications for such software, subject to normal software defects which may be cured without extraordinary effort or cost.

          (b) Schedule 2.29, Software, incorporates by reference manuals (copies of which have been made available to and furnished to Nichols) which describe the functions of all proprietary information systems, programs and software of Mnemonic. Mnemonic has documentation in reasonable detail relating to all such proprietary information systems, programs and software. Schedule 2.29, Software, identifies each person or entity to whom Mnemonic has licensed or granted any other rights to any other proprietary information systems, programs and software. No source code or object code of Mnemonic is escrowed for the benefit of any third party. To the Seller's knowledge, none of the information systems, programs and software of Mnemonic infringe on any patents, trademarks, copyrights or other rights or intellectual property rights of any third persons. To the Seller's knowledge, no information systems, programs and software used or owned by any third person or entity infringe on any rights of Mnemonic in and to the information systems, programs and software of Mnemonic. Mnemonic has taken reasonable measures necessary to maintain and protect the information systems, programs and software of Mnemonic and no claims have been asserted by any person or entity to the use of the same or challenging or questioning the validity or effectiveness of the same, and, to the knowledge of the Seller, there is no valid basis to any such claim.

           (c) Schedule 2.29, Software, also contains a list of the current software development and consulting activities and projects of Mnemonic. Mnemonic has described such projects and developments to Nichols. Mnemonic knows of no impediments to fully developing and exploiting the information systems, programs and software currently under development or to performing its currently pending consulting contracts.

      2.30 Material Commitments. As used in this Section 2.30, the term "Material Commitments" means each Contract of Mnemonic which obligates Mnemonic to sell, license, distribute, deliver or provide products or services (including, without limitation, consulting services) for a consideration in excess of $100,000 and over a period of more than one (1) month. Schedule 2.30, Project List, sets forth a "Project List" with respect to each Material Commitment. The Project List sets forth Mnemonic's production schedule or performance schedule, and budget, with regard to each Material Commitment. Except as described in the Project List, the performance of Mnemonic or any other party involved with each Material Commitment is on schedule and within budget, and no practical or technological problems have been encountered that might reasonably be expected to impede completion or materially increase the cost of Mnemonic's performance with a corresponding detriment to profit. Each Material Commitment was made on a basis calculated to produce a profit under the circumstances prevailing when it was made, and Mnemonic is not aware of any circumstances that might reasonably be expected to prevent the realization of a profit. Except as set forth on the Project List, to the Seller's knowledge, no Material Commitment involves the development of any product or technology that would infringe on the proprietary rights of any other party. Mnemonic is not bound by any Material Commitments for the performance of services or delivery of products in excess of its current ability to provide such services or deliver such products during the time available to satisfy such commitments; and all outstanding Material Commitments for the performance or delivery of products were made on a basis calculated to produce a profit under the circumstances prevailing when such commitments were made. Copies of outstanding commitments have been previously made available to Nichols and in all material respects contain the complete and correct terms and conditions of same.

      2.31 Estoppel Provisions. As of the Closing, the Seller acknowledges that he has no right, title, claim, demand, interest, action or cause of action in, to or against Mnemonic in any capacity whatsoever (whether as a shareholder, officer, director or creditor), except in respect of his status as an employee of Mnemonic, and then only to the extent of accrued and unpaid salary, benefits and reimbursable expenses under Mnemonic policy up to the date of Closing. This Section 2.31 shall be construed to constitute a release and waiver by the Seller of any and all of the foregoing. Upon the Closing, the Seller shall have no option, warrant or other right to acquire any of the capital stock of Mnemonic.

     2.32 Change in Shareholdings.  Since the date of the Interim
Balance Sheet, Seller has not exchanged, sold, or otherwise affected his shareholdings of Mnemonic.

      2.33 Transactions With Affiliates and Related Parties. Except as disclosed on Schedule 2.33, Transactions With Affiliates and Related Parties hereto, neither the Seller nor any officer, director, employee, family members (whether related by blood or marriage) or any affiliates or relatives of the foregoing, has

           (a) Borrowed money from or loaned money to Mnemonic which remains outstanding;

           (b) Had any contractual or other claim, express or implied, of any kind whatsoever against Mnemonic;

           (c) Had any interest in any property or assets used by Mnemonic in its businesses; or

           (d)   Engaged  in any other transaction with  Mnemonic
(other than employment relationships).

      2.34 Brokers and Finders. No broker or finder has been involved in this transaction on behalf of Seller or Mnemonic, and neither Mnemonic, Nichols nor Seller will be obligated to pay any brokers' or finders' fees as a consequence of any brokerage agreement entered into by Seller or Mnemonic, except that Seller shall be responsible for, and shall pay to Boles Knop & Company, Inc. its broker's fee. Seller shall indemnify and hold Nichols and Mnemonic harmless with respect to any liability for any broker's fee, consulting fee or finder's fee or any other such fee as a consequence of any brokerage, consulting, finder's or other agreement entered into by Seller or Mnemonic.

      2.35 Year 2000 Compliance in Drugfire. Mnemonic's Drugfire software program is year 2000 compliant, meaning that such software shall perform correctly every date-related or date-dependent operation without human intervention other than entry of the original date and without regard to whether any date involved in the operation is on or after January 1, 2000.

     2.36 Incurred Cost Submission. The Incurred Cost Submission of Mnemonic for 1996 has been submitted to the United States Government and is a true and accurate representation of costs reimbursable under Mnemonic's government contracts. The Incurred Cost Submission of Mnemonic for 1997 is currently being prepared and will be a true and accurate representation of cost reimbursable under Mnemonic's government contracts.


                            SECTION 3

            Representations and Warranties of Nichols

     Nichols represents and warrants to Seller as follows:

      3.1 Organization and Standing. Nichols is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of its issued and outstanding shares are validly issued, fully paid and non-assessable.

     3.2 Authorization. The Company has all necessary corporate power and authority under the laws of the State of Delaware and all other applicable provisions of law to execute and deliver this Agreement. All corporate action on the part of the Board of Directors of Nichols required for the lawful execution and delivery of this Agreement has been duly and effectively taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of Nichols except as enforcement may be limited by bankruptcy, moratorium and other creditors' rights and by the availability of equitable remedies.

      3.3 No Violation. The execution, delivery and performance of this Agreement by Nichols and the consummation of the transactions contemplated hereunder will not, with or without the giving of notice or the passage of time or both, (i) violate, conflict with, or constitute a default (or cause an acceleration) under Nichols' Certificate of Incorporation or Bylaws or any contract, note, lien, security agreement, license, permit, or instrument to which Nichols is a party or by which Nichols is bound or which may affect any of the assets, business or operations of Nichols, (ii) result in the creation or imposition of any lien, claim, charge or encumbrance upon any of Nichols' properties or assets, or (iii) constitute a violation of any statute, ordinance, judgment, order, decree, regulation, rule or law of any court, government, authority or arbitrator applicable to or relating to Nichols or any of the assets, business or operations of Nichols. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Nichols is a party constitute the valid and legally binding obligations of Nichols enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and equitable principles. To the knowledge of Nichols, there are no consents, waivers or approvals of persons or authorities required in connection with the consummation of the transactions contemplated by this Agreement and the other agreements referenced herein and no other consents, waivers or approvals will be required in connection with such consummation.

      3.4 Brokers or Finders. No broker or finder has been involved in this transaction on behalf of Nichols, and neither Nichols, Mnemonic nor Seller will be obligated to pay any brokers' or finders' fees as a consequence of any action or inaction on Nichols' part.

     3.5 Investment Intent. Nichols is acquiring the Shares for investment for its own account with the intention of holding such Shares for investment, without any present intention of participating directly or indirectly in any distribution of all or any part of the Shares. The certificates evidencing the Shares purchased by Nichols shall bear a restrictive legend to the effect that the Shares may not be sold unless registered or exempt from registration under applicable securities laws.

      3.6   Disclosure.   No representations  and  warranties  by
Nichols to Seller in this Agreement or any document or certificate furnished or to be furnished to Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     3.7 Top Secret Clearance. After the Closing, the directors elected by Nichols to the Mnemonic Board of Directors will have top secret clearance.

      3.8 Disclosure Documents. Prior to execution of this Agreement Nichols furnished the following information to the
Seller: (i) Nichols' Annual Report on Form 10-K for the fiscal year ended August 31, 1997, including the 1997 Annual Report to Shareholders and the Proxy Statement prepared in connection with the annual meeting of shareholders held January 8, 1998; and (ii) Nichols' Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1997, and February 28, 1998.


                          SECTION 4

                   Examination of the Business

       Before Closing, attorneys, accountants and any other employees or consultants representing Nichols shall have, subject to the provisions of Section 10 below, complete access to all the properties, books, contracts, tax returns, commitments, records, employees, officers, accountants, and offices of Mnemonic with respect to the business of Mnemonic and Seller will furnish to Nichols all such documents and all the information with respect to the business of Mnemonic as Nichols may reasonably request. In no event shall any such examination operate as a waiver of Seller's representations and warranties or relieve Seller of any of his obligations under this Agreement.


                            SECTION 5

            Conditions to the Obligations of Nichols

      Nichols' obligations to effect the transaction contemplated hereby are subject to the satisfaction of the following conditions and, notwithstanding anything to the contrary elsewhere herein contained, Nichols shall have the right to terminate this Agreement upon written notice (in which event neither party shall have any further obligation or responsibility to proceed to Closing under or by reason of this Agreement) unless the conditions set out in this Section shall have been satisfied at or before the Closing. By Closing hereunder, Nichols shall be deemed to have waived any of the following conditions which were not fulfilled as of the Closing, unless otherwise specified in writing executed by the parties hereto:

      5.1 No Inaccuracies. Nichols' examination of Mnemonic shall not have disclosed any material inaccuracy in the representations and warranties of Seller set forth in this Agreement and the Schedules attached hereto; such representations and warranties shall be materially true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date, and Nichols shall have received a certificate to such effect, signed by the Seller substantially in the form set forth in Exhibit "C," which shall constitute further representations and warranties in favor of Nichols.

      5.2 Compliance. Seller shall have performed and complied in all material respects with and shall not have defaulted in any material respect in any agreement, covenant, condition or obligation contained in or required by this Agreement to be performed or complied with by him prior to or at Closing, and Nichols shall have received a certificate to such effect signed by the Seller substantially in the form set forth in Exhibit "C," which shall constitute further representations and warranties in favor of Nichols.

     5.3 Delivery of Documents. Nichols shall have received the executed documents required to be delivered to it pursuant to this Agreement, which executed documents shall comply in all material respects with this Agreement and shall be in substantially the respective forms of the Exhibits attached hereto. Seller shall deposit into escrow the sum of $1,600,000 at Closing to be held pursuant to the Escrow Agreement attached hereto as Exhibit "A."

      5.4 Opinion of Counsel. Nichols shall have received the opinion of counsel for Seller dated the Closing Date, in substantially the form set forth in Exhibit "D" hereto.

      5.5 Resignation. Nichols shall have received the written resignation of the directors and officers of Mnemonic and of the trustees, plan administrators and fiduciaries of any benefit plan of Mnemonic as may be requested by Nichols. Seller in his resignation shall waive the right to indemnification by Mnemonic under the corporate charter or bylaws, and any matter made subject of indemnification under Section 8.2 of this Agreement.

      5.6   Consents.   Seller  will  deliver  (or  cause  to  be
delivered) to Nichols all consents, novations and approvals of third parties, including governmental agencies or authorities, required, or as Nichols may deem necessary or appropriate, to give full effect to the transactions contemplated hereby and to allow Mnemonic to carry on its business following the Closing.

     5.7  Employment Agreement.  At the Closing, Aaron W. Phelps,
Henry V. DiNunzio, Jr., Pirooz Parnian and Sue A. Hill shall have executed and delivered the Employment Agreements attached as Exhibits "E-1," "E-2," "E-3," and "E-4" respectively.

      5.8  Covenant Not to Compete and Consulting Agreement.   At
the Closing, Seller shall have executed and delivered the Covenant Not to Compete and Consulting Agreement substantially in the form set forth in Exhibit "F."

      5.9 UCC Searches. Nichols shall have received from Seller prior to Closing: (i) all of the disclosure Schedules referred to herein and documents and other materials and information required to be delivered in connection therewith under this Agreement all of which shall be in form and substance reasonably acceptable to Nichols; and (ii) Uniform Commercial Code lien searches under the names of Mnemonic and Seller as debtors. Such searches shall have been performed at office of the central place for filing for the District of Columbia and the States of Maryland and Virginia. In the event such lien searches reveal the existence of liens or security interests held by anyone in the Shares which are the subject of this Agreement, such liens and security interests shall be terminated by Seller at his expense at or prior to Closing.

      5.10 No Adverse Change. There shall not have been any material adverse change in the business or the assets of Mnemonic. For the purposes of this Agreement, a "material adverse change" shall mean any development or discovery of any fact, occurrence, contingency or liability, which individually or in the aggregate has a material adverse effect on the financial condition, operations or prospects of the business as a whole.

       5.11 No Interference. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Nichols' ownership or control of Mnemonic or the business of Mnemonic, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court of governmental agency or other regulatory or administrative agency or commission, (i)
challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in Mnemonic (whether through a derivative action or otherwise) against Mnemonic or any officer, director or shareholder of Mnemonic in his capacity as such or (iii) which might have an adverse effect on the business, prospect or condition (financial or otherwise) of Mnemonic, except as disclosed in Section 2.24.

     5.12 Form 8023-A.  Seller shall execute and deliver IRS Form
8023-A promulgated by the Treasury Department and such other documents as may be necessary to make an election under Code
338(h)(10).

      5.13  Loans to Employees.  At Closing, the following  loans made  by  Mnemonic to its employees shall be either (i)  paid  in
full   or  (ii)  assigned  to  Seller  and  the  amount  of   the
indebtedness reduced from the Closing Balance Sheet:

      (a) Loan to Artis G. Isaac in the approximate amount of $412,393.66;

      (b) Loan to Artis G. Isaac in the approximate amount of $20,000 for membership at Avenel Country Club;

      (c) Loan to Glenn A. Isaac in the approximate amount of $10,000 evidenced by promissory note dated May 28, 1997; and

      (d) Loan to Otto B. Isaac in the approximate amount of $32,133.25 evidenced by promissory note dated December 18, 1995.

      5.14 Automobile Lease. The lease between Mnemonic, as lessee, and Euro Motorcars, Inc., as lessor, for the 1995 Mercedes Benz S600V, vehicle identification number WDBGA57ESA201181, shall be assigned to Seller and Seller shall assume such lease and all obligations thereunder, including, but not limited to, payments to lessor.

     5.15 Obligations of Mnemonic. At Closing, the obligation or indebtedness of Mnemonic to Jimmy L. Crabtree in the approximate amount of $320,000 shall be paid in full.

      5.16 Amendment of Charter and Bylaws. At Closing, Nichols shall receive the amendment executed by the Board of Directors of Mnemonic, in substantially the form set forth in Exhibit "J" hereto, to the corporate bylaws of Mnemonic deleting indemnification with respect to the Seller and any matter under
Section 8.2 of this Agreement and amending the number of directors of Mnemonic to four (4) from one (1).

      5.17 Receipts and Releases. At Closing, the following persons each shall have executed and delivered the release attached hereto as Exhibit "I": Boles Knop & Company, Inc., Ajay Bhatia, Aaron W. Phelps, Henry V. DiNunzio, Jr., Pirooz Parnian and Sue A. Hill.

      5.18  Cooperation.  The Seller shall (so far as he is able)
cause  the  conditions  stated  above  in  this  Section  to   be
fulfilled.


                            SECTION 6

           Conditions to the Obligations of the Seller

       The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions, and notwithstanding anything to the contrary elsewhere herein contained, Seller shall have the right to terminate this Agreement upon written notice (in which event neither party shall have any further obligation or responsibility to proceed to Closing under or by reason of this Agreement) unless the conditions set out in this Section shall have been satisfied at or before the Closing. By Closing hereunder, Seller shall be deemed to have waived any of the following conditions which were not fulfilled as of the Closing, unless otherwise specified in writing executed by the parties hereto:

      6.1   No  Inaccuracies.   All of  the  representations  and
warranties of Nichols set forth in this Agreement shall be materially true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date and Seller shall have received a certificate signed by an officer of Nichols to that effect, substantially in the form attached hereto as Exhibit "G," which shall constitute further representations and warranties in favor of Seller.

      6.2 Compliance. Nichols shall have performed and complied in all respects with and shall not have defaulted in any respect in any agreement, covenant, condition or obligation contained in or required by this Agreement to be performed or complied with by it prior to or at Closing, and Seller shall have received a certificate signed by an officer of Nichols to that effect, substantially in the form attached hereto as Exhibit "G," which shall constitute further representations and warranties in favor of Seller.

      6.3 Delivery of Documents. Seller shall have received the executed documents required to be delivered to him pursuant to the Agreement, which executed documents shall comply in all material respects with this Agreement and shall be in substantially the forms of the respective Exhibits attached hereto.

      6.4 Opinion of Counsel. Seller shall have received the opinion of counsel for Nichols, dated as of the Closing Date, in substantially the form and substance as set forth in Exhibit "H" hereto.

      6.5 Employment Agreement. At the Closing, Mnemonic and Nichols shall have executed and delivered the Employment Agreements attached hereto as Exhibits "E-1," "E-2." "E-3" and "E-4." Nichols shall cause Mnemonic to execute and deliver Exhibits "E-1," "E-2," "E-3" and "E-4"

      6.6  Covenant Not to Compete and Consulting Agreement.   At
the Closing, Nichols and Mnemonic shall have executed and delivered the Covenant Not to Compete and Consulting Agreement attached as Exhibit "F."

      6.7 No Adverse Change. There shall not have been any material adverse change in the business or the assets of Nichols. For the purposes of this Agreement, a "material adverse change" shall include, without limitation, any development or discovery of any fact, occurrence, contingency or liability, which individually or in the aggregate has a material adverse effect on the financial condition, operations or prospects of the business as a whole.

       6.8 No Interference. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Nichols' ownership or control of Mnemonic or the business of Mnemonic, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court of governmental agency or other regulatory or administrative agency or commission, (i)
challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in Nichols (whether through a derivative action or otherwise) against Nichols or any officer, director or shareholder of Nichols in his capacity as such or (iii) which might have an adverse effect on the business, prospect or condition (financial or otherwise) of Nichols.

      6.9   Consents.   Nichols  will deliver  (or  cause  to  be
delivered) to Mnemonic all consents, novations and approvals of third parties, including governmental agencies or authorities, required, or as Seller may deem necessary or appropriate, to give full effect to the transactions contemplated hereby and to allow Mnemonic to carry on its business following the Closing.

      6.10  Cooperation.  Nichols shall (so far as  it  is  able)
cause  the  conditions  stated  above  in  this  Section  to   be
fulfilled.


                            SECTION 7

           Certain Additional Covenants of the Parties

     7.1 Conduct of Business. Seller covenants that between the date hereof and the Closing Date, the Mnemonic Business will be operated only in the regular and ordinary course with no material adverse change in the financial conditions or business of Mnemonic, and Mnemonic shall not have taken or permitted any of the actions or changes described in Section 2.23(a) through (s) without the prior written consent of Nichols. Seller shall not transfer any of his Shares prior to the Closing.

      7.2 Preservation of Business and Goodwill. Seller shall use his best efforts between the date hereof and the Closing Date (without making any commitment on Nichols' behalf) to preserve the business of Mnemonic and to preserve the goodwill of Mnemonic's suppliers, customers and others having business relationships with Mnemonic.

      7.3 Notification of Proceedings. Seller shall immediately notify Nichols, in writing, of any claims, actions, lawsuits, investigations or proceedings filed, initiated, or to Seller's knowledge, threatened, on or prior to the Closing Date, against the Seller or Mnemonic related to the Mnemonic Business, or the consummation of the transactions contemplated by this Agreement, and shall immediately notify Nichols, in writing, of all liens, judgments, orders, deficiencies, assessments or claims entered, asserted, threatened, or assessed against the Seller, Mnemonic or the consummation of such transactions.

      7.4   Use  of  "Mnemonic" Name.  After the Closing,  Seller
shall not use or cause to be used the name "Mnemonic Systems Incorporated" or "Mnemonic" including any variations thereof and shall not interfere with or object to the exclusive use by Nichols or any of its successors or assigns of such name or any variant thereof, either separately or in conjunction with Nichols' name, in any form(s) whatsoever after the Closing.

      7.5 Records. For a period of five (5) years (or such longer period as may be required by law or as may be reasonably necessary as a result of audits and tax contests) from the Closing Date, neither Nichols nor Seller shall dispose of or destroy any of their respective business records and files to the extent they relate primarily to the Mnemonic Business without first offering to turn over possession thereof to the other party, by written notice to such party at least 60 days prior to the proposed date of such disposition or destruction.

      7.6 Further Assurances; Cooperation. At and after the Closing, the parties hereto will execute and deliver, or cause to be executed and delivered, such further instruments of conveyance and transfer and take such further action as the other party may reasonably request to vest in Nichols good, valid and marketable title in and to the Shares and otherwise to carry out the provisions of this Agreement within a reasonable period after such request and without further cost or expense to the requesting party.

      7.7 Employee Benefit Plans. Mnemonic (prior to Closing) and Seller shall cooperate and use their best efforts to obtain the cooperation of the trustees, administrators, investment advisors, and any other ERISA fiduciary, to assist Nichols in the amendment, termination, merger and distribution of assets (if applicable) from the employee benefit plans listed in Schedule 7.7, Employee Benefit Plan. Employees of Mnemonic will be given service credits for service with Mnemonic with respect to any employee benefit plans maintained by Nichols in which such employees are eligible to participate.

          7.7.1     401(k) Plan.

                     (i)   Nichols  and Mnemonic will  merge  the
Mnemonic Section 401(k) Plan listed in Schedule 7.7.1, Section 401(k) Plan into the Nichols Profit Sharing/401(k) Plan as soon as reasonably practicable after the Closing Date and the features and benefits of the 401(k) Plan offered the employees by Mnemonic will be determined by Nichols, and

                      (ii)   Mnemonic   will  notify   all   plan
participants and the appropriate government agencies (as required under ERISA and the Code), if any, of the cessation of further benefit accrual under the Mnemonic 401(k) Plan.

                      (iii)       After  the  Closing   Date   if
requested, Seller will cooperate to obtain a determination from the IRS regarding the merger of Mnemonic's Section 401(k) Plan.

          7.7.2 Termination of Plans. Seller shall cooperate in terminating each of the Plans listed on Schedule 7.7.2, Employee Welfare Benefit Plans.

           7.7.3 Other Benefits. The employees of Mnemonic will be entitled to participate in other benefit plans sponsored by Nichols as Nichols may reasonably determine.

           7.7.4      Employee Stock Options.  A total of  24,000
shares of Nichols stock will be reserved for issuance of stock options to employees of Mnemonic after Closing pursuant to the terms of the Nichols Stock Option Plan.

     7.8  Post-Closing Matters.

          7.8.1 Board of Directors. After Closing, the Board of Directors of Mnemonics shall be elected as follows: Michael
W. Solley, Aaron W. Phelps, Artis G. Isaac and Patsy L. Hattox. Such directors shall serve until their death, resignation or removal from office.

           7.8.2      Officers.  After Closing, the  officers  of
Mnemonics  shall  be  elected  by  the  Board  of  Directors   of
Mnemonics.

           7.8.3 1997 Incurred Cost Submission. Seller shall sign and submit Mnemonic's Incurred Cost Submissions for 1997 within 30 days after the Closing. For this purpose, Seller may be appointed a vice president of Mnemonic if necessary in connection with Seller's signature on the 1997 Incurred Cost Submission.

           7.8.4 Short Period Tax Return. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Mnemonic for all periods ending on or prior to the Closing which are filed after Closing. Seller shall permit Nichols to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, Seller shall include any income, gain, loss, deduction or other tax items for such periods on his Tax Returns in a manner consistent with the Schedule K-1 prepared by Seller for such periods.

      7.9 Guarantee of Mnemonic Debt. Nichols shall cause any guarantees of Seller or his wife on Mnemonic's debt as described in the Closing Balance Sheet remaining after Closing to be extinguished.


                            SECTION 8

                         Indemnification

      8.1 Definition. As used herein, "Damages" shall mean any obligations, security interests, liens, claims, charges, encumbrances, pledges, liabilities, indemnities, causes of action, judgments, settlements, compromises, levies, executions, garnishments, debts, interest, penalties, fines, remediation costs, clean-up costs, statutory damages, punitive damages, damages, losses, costs, and expenses (including without limitation attorney's fees and other costs and expenses incident to and paid by the indemnified party in connection with the investigation, preparation, discovery, trial, compromise or settlement of any claim, cause of action, demand, suit, action or proceeding or otherwise) incurred, suffered or sustained or paid or required to be paid by the indemnified party.

      8.2 Indemnification by Seller. Subject to the limitations of Section 8.7, after Closing Seller agrees to and shall pay, defend and promptly indemnify Nichols and Mnemonic and the officers, directors and employees of the foregoing (except Seller) against, and save and hold Nichols and Mnemonic (and their respective officers, directors and employees, except Seller) harmless from any and all Damages resulting from, arising out of or connected with (i) any material breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement, the certificates and documents executed by Seller in connection herewith; (ii) the nonfulfillment of any agreement or covenant made by Seller in or pursuant to this Agreement or any other agreement to which he is a party; (iii) any liabilities not disclosed on the Closing Balance Sheet arising with respect to events or omissions on or prior to the Closing Date even though such liabilities were known, contingent or unknown; (iv) all Damages suffered by Nichols or Mnemonic in attempting to collect excess liabilities from the Seller; (v) with respect to all contracts of Mnemonic, whether or not disclosed on the Schedules attached hereto, any Damages arising thereunder due to events or omissions on or prior to the Closing Date; (vi) all Damages arising in any way from any product or service of Mnemonic prior to the Closing Date; (vii) all Damages arising out of claims that those products or services of Mnemonic sold, used, licensed or leased prior to the date of Closing infringe upon the Intellectual Property Rights of others;
(viii) all Damages with respect to acts or omissions which occurred with respect to Mnemonic or Seller on or prior to the Closing Date; and (ix) all Damages resulting from the litigation described in Schedule 2.24, Litigation and Compliance and the EEOC Claim described in Schedule 2.16(f), Threatened or Pending Discrimination Litigation hereto, including, but not limited to, all Damages arising out of or connected with the Otto Isaac Litigation and the EEOC Claim, including attorneys' fees and costs related thereto.

     8.3 Indemnification by Nichols. Subject to the limitations of Section 8.7, after Closing Nichols agrees to and shall pay, defend and promptly indemnify Seller against, and save and hold Seller harmless from, any and all Damages incurred, suffered or required to be paid by Seller resulting from, arising out of or connected with (i) any material breach or inaccuracy of any of the representations and warranties made by Nichols in this Agreement, or in the certificates and documents executed by Nichols in connection with the consummation of the transactions contemplated hereby and thereby; (ii) the non-fulfillment of any agreement or covenant made by Nichols in or pursuant to this Agreement or any other agreement to which Nichols is a party;
(iii) with respect to contracts of Mnemonic which were disclosed to Nichols on the Schedules attached hereto, any Damages arising thereunder from acts or omissions after the Closing Date, unless caused by Seller as an employee of Nichols or Mnemonic; and (iv) all Damages with respect to any acts or omissions which occurred with respect to Mnemonic after the Closing, unless caused by Seller or unless the result of matters arising on or prior to the Closing.

      8.4 Procedure for Indemnification. Any party seeking indemnification (the "Indemnified Party") with respect to a third party claim (as opposed to a claim between the parties, only) shall give written notice (the "Notice") to the party from whom indemnification is sought (the "Indemnifying Party") of the facts and circumstances giving rise to the claim for indemnification. Upon receipt of a Notice respecting a third party claim, the Indemnifying Party shall have the obligation to either pay or, subject to the rights of or duties to any insurer having liability therefor, defend the third party claim, with attorneys reasonably acceptable to the Indemnified Party, provided that (i) the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment or settlement,
(ii) the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, and (iii) no settlement or compromise of any matter shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition, the Indemnified Party may also participate at its expense in such contest or defense. Such options shall be exercised by the giving of notice by the exercising party to the other parties within ten (10) days of receipt of a Notice. Upon a failure of Indemnifying Party to pay or assume the defense of the matter or if the Indemnified Party reasonably rejects the tender of such defense, the Indemnified Party may proceed to pay, settle, compromise or otherwise handle the matter and seek indemnification as provided for herein. The parties acknowledge that pursuant to this Section 8.4 Seller, as "Indemnifying Party," has agreed to undertake the defense of the Otto Isaac Litigation and the EEOC Claim, and the other matters listed in Schedule 2.16(f), Threatened or Pending Discrimination Litigation and Schedule 2.24, Litigation and Compliance, and has agreed to the provisions of the second sentence of this Section
8.4 with respect thereto.

      8.5 Escrow. Each party's indemnification rights hereunder shall be in addition to and not in lieu of all other rights and remedies of the parties at law or equity or under any other agreements executed by the parties, including rights under the Escrow Agreement attached as Exhibit "A."

      8.6 Offsets. It shall not be necessary for an Indemnified Party to first attempt to recover its Damages from a third party before seeking indemnity hereunder. The Damages which an Indemnifying Party is liable to, for or on behalf of the Indemnified Party pursuant to this Section 8, shall be reduced (including, without limitation, retroactively) through subsequent repayment as described below by an amount equal to any insurance proceeds or government cost reimbursements actually received by or on behalf of such Indemnified Party relating to the Damages. If an Indemnified Party shall have received or shall have paid on its behalf an indemnity payment in respect of any Damages and insurance proceeds or government cost reimbursements in respect of such Damages are also received by the Indemnified Party, then such Indemnified Party shall pay Indemnifying Party the lesser of
(i) the amount of such insurance proceeds or governmental cost reimbursement, or (ii) the amount of such indemnity payment. The Indemnified Party covenants and agrees to use all reasonable efforts to collect all such sums as are available to it under its existing insurance policies or under government cost reimbursement rules and regulations which would be applicable to any such Damages.

      8.7 Limitations on Indemnity. An Indemnified Party may make no claim against an Indemnifying Party under this Section 8 unless and until the aggregate monetary amount of all such claims on a cumulative basis exceeds One Hundred Thousand Dollars ($100,000.00) (the "Threshold Amount"), in which event the Indemnified Party may claim indemnification for all Damages, including the Threshold Amount, provided further, however, the maximum indemnifiable liability for Damages (except for the Otto Isaac Litigation and the EEOC Claim) shall not exceed Eight Million Dollars ($8,000,000) plus two-thirds (2/3) of the earn-out amount, if any, under Section 1.6.2 and provided further that this limit shall not apply to fraud by Seller. Notwithstanding the preceding sentence, all Damages with respect to the Otto Isaac Litigation and the EEOC Claim shall be recoverable by Nichols or Mnemonic as the Indemnified Party even though such Damages may be less than the Threshold Amount or more than the maximum amount under the preceding sentence, and any Otto Isaac Litigation Damages and EEOC Claim Damages shall not count against the Threshold Amount with respect to other claims. Furthermore, the obligation of the Seller pursuant to Section
5.14  shall  not  be  subject to limitation under  the  Threshold
Amount.


                            SECTION 9

           Survival of Representations and Warranties

       All representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit conducted by either party hereto for a period of five (5) years after the Closing or the applicable statute of limitation applicable to such matter, whichever is longer, except that the limitation period shall be two (2) years with respect to Sections 2.3, 2.4, 2.6, 2.7(a), 2.9, 2.11, 2.12, 2.13, 2.15, 2.17, 2.20,
2.21, 2.23, 2.26, 2.30, and 2.32. The Otto Isaac Litigation and the EEOC Claim and any indemnification claim pending under
Section 8 hereof shall not be affected by the limitations set forth herein.


                           SECTION 10

            Access to Information and Confidentiality

      Seller and Nichols will hold and cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all documents and information concerning Mnemonic furnished to Nichols and all documents and information concerning Nichols furnished to Seller in connection with the transactions contemplated by this Agreement, except, in connection with the foregoing, to the extent that such information can be shown to have been (i) previously known by Nichols prior to its disclosure to Nichols by Seller, (ii) previously known by Seller prior to his disclosure to Seller by Nichols, (iii) in the public domain through no fault of either Seller or Nichols, or (iv) later lawfully acquired by either Seller or Nichols from other sources. Neither party will release or disclose such information to any other person, except in connection with this Agreement to its auditors, financial advisors, other consultants and advisors. However, the foregoing provisions of this Section 10 shall not bind or apply to Nichols upon the expiration of 120 days after Closing, but shall continue to be binding on Seller. With respect to any classified government contracts, Seller will exert his best efforts to enable Nichols and its authorized representatives to obtain permission from appropriate government agencies to conduct such due diligence investigations as may be deemed reasonable.


                           SECTION 11

                         Press Releases

       Except as required by law, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Seller and Nichols, which shall not be unreasonably withheld.

                           SECTION 12

                       Further Assurances

     Each party hereto agrees to execute and deliver from time to
time   such   additional  instruments  or  documents   reasonably
requested by the other party to effectuate the transactions contemplated by this Agreement.


                           SECTION 13

                     Successors and Assigns

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of this Agreement shall relieve the assigning party of its representations, warranties, covenants and agreements hereunder and no assignment or delegation of the other agreements referenced herein shall be permitted except as authorized under such other agreements.


                           SECTION 14

                             Notices

      All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, shall be delivered by hand or sent by next day air or by certified, return receipt requested, to the following addresses:

     If to Seller:       Artis G. Isaac
                         8909 Bradley Boulevard
                         Potomac, Maryland 20854

     With a Copy to:     Max Miller, Esquire
                         Reed Smith Shaw & McClay
                         Suite 1100 - East Tower
                         1301 K Street, N.W.
                         Washington, D.C. 20005-3317

     If to Nichols:      Nichols Research Corporation
                         4040 South Memorial Parkway
                         Huntsville, Alabama 35802
                         Attn:  Chris H. Horgen

     With a Copy to:     John R. Wynn, Esquire
                         Lanier Ford Shaver & Payne P.C.
                         P.O. Box 2087
                         Huntsville, Alabama 35804

Any of the names and addresses given above may be changed by notice given as provided above. Notices by hand delivery shall be deemed received on the date of delivery, provided that notices by hand delivery must be made to an executive officer of Nichols. Notices sent by next-day air shall be deemed received on the next business day and notices sent by certified mail shall be deemed received on the third business day after posting, even if such next-day air or certified mail is unsuccessful because of an uncommunicated change of address, unclaimed, or refused.


                           SECTION 15

               Applicable Law; Dispute Resolution

      (a) Delaware Law. The validity, interpretation and legal effect of this Agreement shall be governed by the internal substantive laws and not the choice of law rules of the State of Delaware.

      (b) Venue. Any judicial proceeding brought against Seller or Nichols with respect to this Agreement or any other agreements referenced herein may be brought in any court of competent jurisdiction in Delaware and, by execution and delivery of this Agreement, the Seller and Nichols (i) accepts generally and unconditionally, the personal and subject matter jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any other agreement referenced herein and
(ii) irrevocably waives any objection as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.


                           SECTION 16

                    Headings and Construction

      The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement. Pronouns used in one gender or number shall include pronouns of other genders or numbers when context so requires.

       As used herein, the term "Seller's knowledge," and variations of such phrase where knowledge is used to qualify the representation or other matters shall mean knowledge of the Seller after reasonable inquiry and investigations concerning the referenced matter.

      As used herein, the word "material" or "materially" when used to qualify a statement, representation or warranty shall mean an amount involving more than $17,500 in the aggregate with respect to all matters qualified by such word.


                           SECTION 17

                     Waivers and Amendments

      This  Agreement or any term hereof may be amended,  waived, discharged or terminated only in writing signed by the parties hereto or their respective successors and permitted assigns. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement must be in writing and shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement, including the provision(s) that were waived on any prior occasion.


                           SECTION 18

                       Third Party Rights

      Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any employee, third party or any other affiliate or unaffiliated person, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns, except that Mnemonic shall be a third party beneficiary of the indemnity rights under Section 8 hereof after the Closing.


                           SECTION 19

                            Expenses

      Each party shall pay all expenses incurred by him or it in connection with this Agreement and the transactions hereunder. Seller shall be responsible for all fees and expenses due Boles Knop & Company, Inc. In no event shall Mnemonic be responsible for any of the fees and expenses of Seller related to the transactions under this Agreement, including any fees or expenses due Boles Knop & Company, Inc..


                           SECTION 20

                           Illegality

      In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, in any way, be impaired. The invalid provision shall be deemed amended to reflect as closely as possible the intent of the parties as such intent is expressed in this Agreement.


                           SECTION 21

                        Entire Agreement

      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, warranties and agreements relating to such subject matter. This Agreement shall be construed in conjunction with the other agreements referenced herein.


                           SECTION 22

                          Counterparts

     This Agreement may be executed in more than one counterpart, all of which shall, together, constitute one and the same instrument and shall become effective when one or more counterparts have been signed by Nichols and delivered to Seller and one or more counterparts have been signed by Seller and delivered to Nichols.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first appearing above.

                              NICHOLS RESEARCH CORPORATION




By: /s/ Patsy L. Hattox
    -------------------

Its: Vice President




/s/ Artis G. Issac
__________________________________________
Artis G. Isaac, sole shareholder of
Mnemonic Systems Incorporated


NOTE:  Schedules available upon request.